Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned Directors of Alcoa Inc. (the “Company”) hereby constitutes and appoints CHARLES D. MCLANE, JR., GRAEME W. BOTTGER, PETER HONG and DONNA C. DABNEY, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, to do any and all acts and things and to execute any and all instruments that said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or may be required:

(1)    To enable the Company to comply with the Securities Exchange Act of 1934, as amended (the “1934 Act”), and any rules, regulations or requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing under the 1934 Act of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 Annual Report”), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in the capacity of Director of the Company to the 2010 Annual Report to be filed with the Commission and to any instruments or documents filed as part of or in connection with the 2010 Annual Report, including any amendments or supplements thereto;

(2)    To enable the Company to comply with the Securities Act of 1933, as amended (the “1933 Act”), and any rules, regulations or requirements of the Commission in respect thereof, in connection with the registration under the 1933 Act during 2011 of the offer and sale or delivery of shares of common stock of the Company to be issued under the 2009 Alcoa Stock Incentive Plan (the “2009 Plan”), the 2004 Alcoa Stock Incentive Plan (the “2004 Plan”) or the Alcoa Stock Incentive Plan (the “Stock Incentive Plan”), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in the capacity of Director of the Company to any registration statement on Form S-8, or on such other form as may be appropriate, to be filed with the Commission in respect of said shares and the 2009 Plan, the 2004 Plan or the Stock Incentive Plan, or any of them, to any and all pre-effective amendments, post-effective amendments and supplements to any such registration statement, and to any instruments or documents filed as part of or in connection with any such registration statement or any such amendments or supplements thereto; and

(3)    To enable the Company to comply with the 1933 Act, and any rules, regulations or requirements of the Commission in respect thereof, in connection with the registration under the 1933 Act during 2011 of the offer and sale or delivery of shares of common stock of the Company to be issued under the Company’s employee savings plans (together with interests in such plans), including, without limitation, the Alcoa Retirement Savings Plan for Bargaining Employees, the Alcoa Retirement Savings Plan for Salaried Employees, the Alcoa Retirement Savings Plan for Hourly Non-Bargaining Employees, the Alcoa Retirement Savings Plan for Mill Products Employees, the Alcoa Retirement Savings Plan for Fastener Systems and Commercial Windows Employees, the Alcoa UK Holdings Limited 2002 Inland Revenue Approved Share Incentive Plan, the Alcoa Employee Share Plan and employee savings plans sponsored by the Company or its subsidiaries or entities acquired by the Company from time to time (the “Plans”), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in the capacity of Director of the Company to any registration statement on Form S-8, or on such other form as may be appropriate, to be filed with the Commission in respect of said shares and the Plans (or interests in such Plans), or any of them, to any and all pre-effective amendments, post-effective amendments and supplements to any such registration statement, and to any instruments or documents filed as part of or in connection with any such registration statement or any such amendments or supplements thereto;

and granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

This power of attorney will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. The execution of this power of attorney is not intended to, and does not, revoke any prior powers of attorney.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 21st day of January 2011.

/s/ Arthur D. Collins, Jr.	/s/ E. Stanley O’Neal
Arthur D. Collins, Jr. /s/ Kathryn S. Fuller	E. Stanley O’Neal /s/ James W. Owens
Kathryn S. Fuller /s/ Joseph T. Gorman	James W. Owens /s/ Patricia F. Russo
Joseph T. Gorman /s/ Judith M. Gueron	Patricia F. Russo /s/ Ratan N. Tata
Judith M. Gueron /s/ Michael G. Morris	Ratan N. Tata /s/ Ernesto Zedillo
Michael G. Morris	Ernesto Zedillo

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